Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contacts:
October 18, 2012	Peter Thonis
212-395-2355
peter.thonis@verizon.com

Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon Reports Third Consecutive Quarter of Double-Digit

Earnings Growth, Continued Strong Cash Flow

Verizon Wireless Again Posts Record-High Margin, Supported by Strong Service

Revenues; Wireline Consumer Revenue Growth Continues to Accelerate

3Q 2012 HIGHLIGHTS

Consolidated

•	56 cents in diluted earnings per share (EPS), compared with 49 cents per share in 3Q 2011 – a 14.3 percent increase.

•	64 cents per share in adjusted EPS (non-GAAP), which excludes 8 cents per share in charges, compared with 56 cents in adjusted EPS in 3Q 2011 – a 14.3 percent increase.

Wireless

•

7.5 percent year-over-year increase in service revenues in 3Q 2012; 7.9 percent year-over-year increase in retail service revenues; 31.8 percent operating income margin and 50.0 percent segment EBITDA margin on service revenues (non-GAAP), both record highs.

•

1.8 million retail net additions, excluding acquisitions and adjustments, including 1.5 million retail postpaid net connections; low retail postpaid churn of 0.91 percent; 95.9 million total retail connections, 90.4 million total retail postpaid connections.

•	4G LTE service now available to more than 250 million people in 419 markets across the U.S.

Verizon News Release, page 2

Wireline

•	4.6 percent year-over-year increase in consumer revenues, the highest in a decade; consumer ARPU (average revenue per user) up 10.3 percent year over year, to $103.86.

•	136,000 FiOS Internet and 119,000 FiOS Video net additions, with continued increased sales penetration for both products; 5.3 million total FiOS Internet, 4.6 million total FiOS Video customers.

NEW YORK – Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported a third consecutive quarter of double-digit percentage growth in year-over-year earnings, as Verizon Wireless generated a second consecutive quarter of record-high margins and Verizon’s Wireline segment posted accelerated growth in consumer revenues.

Verizon reported 56 cents in EPS in third-quarter 2012, an increase of 14.3 percent compared with third-quarter 2011 earnings of 49 cents per share.

Adjusted third-quarter 2012 earnings (non-GAAP) of 64 cents per share exclude 8 cents per share for charges related to patent litigation settlements. Comparable adjusted third-quarter 2011 earnings of 56 cents per share excluded 7 cents per share for a non-operational charge related to an actuarial valuation of pension plans.

On Track to Meet 2012 Financial Objectives

“In the third quarter, Verizon continued to deliver double-digit earnings growth and strong cash generation, and we remain solidly on track to meet our financial objectives for the year,” said Lowell McAdam, Verizon chairman and CEO. “With our 4G LTE network advantage, well-received Share Everything Plans and unmatched product portfolio, Verizon Wireless continues to do an outstanding job of balancing growth and profitability. Wireless achieved record profitability in a quarter in which we reported the highest number of retail postpaid gross and net adds in four years.”

Verizon News Release, page 3

McAdam added: “Based on the strength of our FiOS fiber-optic network, we reported the highest growth in U.S. consumer wireline revenues in 10 years. Additionally, strategic services growth in our Enterprise business helped offset weaker revenues caused by global economic challenges. We are confident that we have the right plans in place to meet these challenges while improving the long-term profitability in both Consumer and Enterprise.”

Continued Strong Revenue Growth; Year-to-Date Free Cash Flow Up 49.9 Percent

In third-quarter 2012, Verizon’s total operating revenues were $29.0 billion on a consolidated basis, an increase of 3.9 percent compared with third-quarter 2011.

Consolidated operating income was $5.5 billion in third-quarter 2012, compared with $4.6 billion in third-quarter 2011. Consolidated EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) totaled $9.65 billion in third-quarter 2012, compared with $8.8 billion in third-quarter 2011.

Cash flow from operating activities totaled $24.8 billion in the first nine months of 2012, compared with $21.5 billion in the first nine months of 2011.

With capital expenditures of $11.3 billion in the first nine months of 2012, free cash flow (non-GAAP, cash flow from operations less capex) was $13.4 billion through third-quarter 2012, compared with $9.0 billion through third-quarter 2011 – an increase of 49.9 percent.

For full-year 2012, capital expenditures are expected to be lower than 2011 capital expenditures of $16.2 billion.

Verizon Wireless Results: Record Profitability, Strong Customer and Revenue Growth

In third-quarter 2012, Verizon Wireless delivered the highest number of retail postpaid net additions in four years; strong growth in revenues; an increase in smartphone penetration;

Verizon News Release, page 4

and the highest segment EBITDA margin on service revenues (non-GAAP) in the company’s history, surpassing last quarter’s previous high.

Wireless Financial Highlights

•	Service revenues in the quarter totaled $16.2 billion, up 7.5 percent year over year. Retail service revenues grew 7.9 percent year over year, to $15.5 billion.

•	Total revenues were $19.0 billion, up 7.3 percent year over year.

•

Retail postpaid ARPA (average revenue per account) grew 6.5 percent over third-quarter 2011, to $145.42 per month. Following the recent introduction of the Share Everything Plan and as customers continue to add multiple devices to accounts, Verizon Wireless now reports ARPA instead of ARPU since customers can share data among multiple devices.

•	Wireless operating income margin was 31.8 percent and segment EBITDA margin on service revenues (non-GAAP) was 50.0 percent, setting record highs for the second consecutive quarter.

Wireless Operational Highlights

•

Verizon Wireless added 1.8 million retail net connections in the third quarter, including 1.5 million retail postpaid net connections, the highest in four years. These additions exclude acquisitions and adjustments.

•	At the end of the third quarter, the company had 95.9 million retail connections, a 5.7 percent increase year over year, including 90.4 million retail postpaid connections.

•

Verizon Wireless had 34.8 million retail postpaid accounts at the end of the third quarter, a 1.0 percent increase over the third quarter 2011, and an average of 2.6 connections per account, up 4.0 percent year over year.

•	At the end of the third quarter, smartphones constituted more than 53 percent of Verizon Wireless’ retail postpaid customer phone base, up from 50 percent at the end of second-quarter 2012.

•

Retail postpaid churn was 0.91 percent in the third quarter, an improvement of 3 basis points year over year. Total retail churn was 1.18 percent in the third quarter, an improvement of 8 basis points year over year.

•

Verizon Wireless continued to roll out its 4G LTE mobile broadband network, the largest 4G LTE network in the U.S. As of today (Oct. 18), Verizon Wireless 4G LTE service is available to more than 250 million people in 419 markets across the U.S.

Verizon News Release, page 5

•

The company introduced seven 4G LTE smartphones in third-quarter 2012: the DROID Incredible 4G LTE by HTC, Samsung Galaxy S III, Pantech Marauder, Intuition by LG, Samsung Galaxy Stellar, DROID RAZR M by Motorola, Apple iPhone 5; and one 4G LTE tablet, the Samsung Galaxy Tab 2. The company also announced the availability of the DROID RAZR HD and the RAZR MAXX HD by Motorola, which are launching today.

•

After receiving FCC approval in late August, Verizon Wireless purchased AWS spectrum from SpectrumCo and Cox Communications, and also completed its spectrum transactions with T-Mobile USA Inc., Leap Wireless and Savary Island Wireless.

Wireline Results: Accelerated Consumer Revenue and ARPU Growth

In third-quarter 2012 in the Wireline segment, FiOS revenue growth led to strong overall revenue growth among U.S. consumer customers. In global enterprise and wholesale, increased sales of strategic services helped mitigate lower revenues resulting from continued secular and global economic impacts.

Wireline Financial Highlights

•

Third-quarter 2012 operating revenues were $9.9 billion, a decline of 2.3 percent compared with third-quarter 2011. Wireline operating income margin was 0.4 percent, compared with 0.5 percent in third-quarter 2011. Segment EBITDA margin (non-GAAP) was 21.7 percent in third-quarter 2012, compared with 21.4 percent in third-quarter 2011.

•

Consumer revenues grew 4.6 percent compared with third-quarter 2011. This is the highest year-over-year quarterly revenue increase in a decade and compares with a 2.5 percent year-over-year increase in second-quarter 2012.

•

Consumer ARPU for wireline services increased to $103.86 in third-quarter 2012, up 10.3 percent compared with third-quarter 2011. This is an acceleration from an 8.5 percent ARPU increase, comparing second-quarter 2012 with second-quarter 2011.

•

ARPU for FiOS customers was more than $150 in third-quarter 2012. FiOS services produced 66 percent of consumer wireline revenues in third-quarter 2012. About two-thirds of FiOS consumer customers have purchased a “triple play” of phone, Internet and video services.

•

Global enterprise revenues totaled $3.8 billion in the quarter, down 3.6 percent compared with third-quarter 2011. Sales of strategic services increased 4.4 percent compared with third-quarter 2011 and represented 53 percent of global enterprise revenues in third-

Verizon News Release, page 6

quarter 2012. Strategic services include Verizon Terremark cloud and data center services, security and IT solutions, advanced communications, and strategic networking.

Wireline Operational Highlights

•

Verizon added 136,000 net new FiOS Internet connections and 119,000 net new FiOS Video connections in third-quarter 2012. Verizon had a total of 5.3 million FiOS Internet and 4.6 million FiOS Video connections at the end of the quarter, representing year-over-year increases of 14.4 percent and 15.4 percent, respectively.

•

FiOS penetration (subscribers as a percentage of potential subscribers) continued to increase. FiOS Internet penetration was 37.0 percent at the end of third-quarter 2012, compared with 34.6 percent at the end of third-quarter 2011. In the same periods, FiOS Video penetration was 32.9 percent, compared with 30.6 percent. The FiOS network now passes 17.4 million premises.

•	Broadband connections totaled 8.8 million at the end of third-quarter 2012, a 2.3 percent year-over-year increase.

•

During the third quarter, Verizon continued building its network of the future by deploying 100G (gigabits per second) technology throughout the U.S. Cloud applications, video distribution applications and wireless technologies, such as LTE, are driving the need for 100G deployment. On its long-haul network, Verizon has connected major metropolitan areas with this next-generation 100G technology. The company has also deployed 100G on several network routes in Europe.

Verizon Enterprise Solutions Highlights

Verizon Enterprise Solutions – a global sales and marketing organization that harnesses all of Verizon’s cloud, mobility and other platforms to serve the rapidly transforming enterprise market with integrated solutions – continued to expand and enhance its capabilities in the U.S. and abroad in third-quarter 2012. The organization saw new customers leveraging its dynamic cloud, intelligent networks, mobility and machine-to-machine (M2M) platforms, while the organization made significant announcements and won recognition during the quarter. Among highlights, Verizon Enterprise Solutions:

Verizon News Release, page 7

•	Initiated work with Palace Sports & Entertainment in Michigan to deliver fans a live high-tech experience, incorporating digital signage and social media, fan-friendly Wi-Fi and digital menu boards;
•

Was selected by Stefanini, a global IT services provider based in Brazil, to provide secure hybrid cloud services to manage business-critical applications and development platforms in 32 world markets;

•	Implemented a key transformative health IT initiative for Gentiva Health Services, the largest provider of home health and hospice services in the U.S. based on revenues;
•	Began leveraging synergies with Verizon-acquired Hughes Telematics Inc. to deliver advanced automotive and fleet telematics and M2M services; and,
•

Won both Gatekeeper accreditation and a Common Criteria product certification from the Australian federal government – the first company to do so – recognizing the company’s expertise in delivering specific Identity Access Management.

Further Verizon Enterprise Solutions third-quarter 2012 highlights are available online at http://www.verizonbusiness.com/go/Q3.

Pension Funding Details

Verizon yesterday announced an agreement to transfer pension assets to The Prudential Insurance Company of America by purchasing a single premium group-annuity contract to settle approximately $7.5 billion of Verizon’s obligations for approximately 41,000 participants under its management pension plan. The closing of the transaction, which is subject to certain conditions, is expected to occur in December 2012.

In connection with the closing, Verizon currently intends to contribute an aggregate of approximately $2.5 billion to the plan, including a $930 million contribution made last month, to provide for the annuity and so that the plan’s funding percentage does not decrease as a result of this transaction.

As a result, Verizon’s revised outlook for pension funding in 2012 is estimated to be $3.4 billion, compared with the $1.3 billion estimated at the beginning of the year. Assuming the

Verizon News Release, page 8

closing of the transaction and the additional contribution, Verizon does not expect to have any cash-funding requirement for pensions in 2013.

NOTE: See the accompanying schedules and www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, with nearly 96 million retail customers nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers in more than 150 countries, including all of the Fortune 500. A Dow 30 company with $111 billion in 2011 revenues, Verizon employs a diverse workforce of 184,500. For more information, visit www.verizon.com.

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VERIZON’S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts, high-quality video and images, and other information are available at Verizon’s News Center on the World Wide Web at www.verizon.com/news. To receive news releases by email, visit the News Center and register for customized automatic delivery of Verizon news releases.

NOTE: This presentation contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; competition in our markets; material adverse changes in labor matters, including labor negotiations or additional organizing activity, and any resulting financial and/or operational impact; material changes in available technology; any disruption of our key suppliers’ provisioning of products or services; significant increases in benefit plan costs or lower investment returns on plan assets; breaches of network or information technology security, natural disasters or terrorist attacks or existing or future litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; any changes in the regulatory environments in which we operate, including any increase in restrictions on our ability to operate our networks; the timing, scope and financial impact of our deployment of broadband technology; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to complete acquisitions and dispositions; and the inability to implement our business strategies.

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 9/30/12	3 Mos. Ended 9/30/11	% Change	9 Mos. Ended 9/30/12	9 Mos. Ended 9/30/11	% Change

Operating Revenues	$ 29,007	$ 27,913	3.9	$ 85,801	$ 82,439	4.1

Operating Expenses
Cost of services and sales	10,991	11,398	(3.6)	33,206	33,785	(1.7)
Selling, general and administrative expense	8,366	7,689	8.8	23,943	22,346	7.1
Depreciation and amortization expense	4,167	4,179	(0.3)	12,323	12,316	0.1

Total Operating Expenses	23,524	23,266	1.1	69,472	68,447	1.5

Operating Income	5,483	4,647	18.0	16,329	13,992	16.7
Equity in earnings of unconsolidated businesses	62	125	(50.4)	237	347	(31.7)
Other income and (expense), net	10	24	(58.3)	63	70	(10.0)
Interest expense	(632)	(698)	(9.5)	(1,996)	(2,124)	(6.0)

Income Before Provision for Income Taxes	4,923	4,098	20.1	14,633	12,285	19.1
Provision for income taxes	(631)	(556)	13.5	(2,150)	(1,875)	14.7

Net Income	$ 4,292	$ 3,542	21.2	$ 12,483	$ 10,410	19.9

Net income attributable to noncontrolling interest	$ 2,699	$ 2,163	24.8	$ 7,379	$ 5,983	23.3
Net income attributable to Verizon	1,593	1,379	15.5	5,104	4,427	15.3

Net Income	$ 4,292	$ 3,542	21.2	$ 12,483	$ 10,410	19.9

Basic Earnings per Common Share
Net income attributable to Verizon	$ .56	$ .49	14.3	$ 1.79	$ 1.56	14.7

Weighted average number of common shares (in millions)	2,857	2,834		2,850	2,832

Diluted Earnings per Common Share (1)
Net income attributable to Verizon	$ .56	$ .49	14.3	$ 1.79	$ 1.56	14.7

Weighted average number of common shares-assuming dilution (in millions)	2,866	2,839		2,859	2,838

Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)

Unaudited	9/30/12	12/31/11	$ Change

Assets
Current assets
Cash and cash equivalents	$9,714	$13,362	$(3,648)
Short-term investments	593	592	1
Accounts receivable, net	12,030	11,776	254
Inventories	1,223	940	283
Prepaid expenses and other	4,103	4,269	(166)

Total current assets	27,663	30,939	(3,276)

Plant, property and equipment	216,995	215,626	1,369
Less accumulated depreciation	129,185	127,192	1,993

	87,810	88,434	(624)

Investments in unconsolidated businesses	3,625	3,448	177
Wireless licenses	77,591	73,250	4,341
Goodwill	24,048	23,357	691
Other intangible assets, net	5,830	5,878	(48)
Other assets	4,515	5,155	(640)

Total Assets	$231,082	$230,461	$621

Liabilities and Equity
Current liabilities
Debt maturing within one year	$6,335	$4,849	$1,486
Accounts payable and accrued liabilities	16,003	14,689	1,314
Other	6,432	11,223	(4,791)

Total current liabilities	28,770	30,761	(1,991)

Long-term debt	46,467	50,303	(3,836)
Employee benefit obligations	30,904	32,957	(2,053)
Deferred income taxes	26,474	25,060	1,414
Other liabilities	5,839	5,472	367

Equity
Common stock	297	297	—
Contributed capital	37,959	37,919	40
Reinvested earnings	1,968	1,179	789
Accumulated other comprehensive income	1,257	1,269	(12)
Common stock in treasury, at cost	(4,247)	(5,002)	755
Deferred compensation - employee stock ownership plans and other	411	308	103
Noncontrolling interest	54,983	49,938	5,045

Total equity	92,628	85,908	6,720

Total Liabilities and Equity	$231,082	$230,461	$621

Verizon – Selected Financial and Operating Statistics

Unaudited	9/30/12	12/31/11

Total debt (in millions)	$52,802	$55,152
Net debt (in millions)	$43,088	$41,790
Net debt / Adjusted EBITDA (1)	1.1x	1.2x
Common shares outstanding end of period (in millions)	2,854	2,834
Total employees	184,500	193,900
Quarterly cash dividends declared per common share	$0.515	$0.500

Footnotes:

(1)	Adjusted EBITDA excludes the effects of non-operational items.

The unaudited condensed consolidated balance sheets are based on preliminary information.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	9 Mos. Ended 9/30/12	9 Mos. Ended 9/30/11	$ Change

Cash Flows From Operating Activities
Net Income	$12,483	$10,410	$2,073
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	12,323	12,316	7
Employee retirement benefits	1,126	1,428	(302)
Deferred income taxes	1,665	1,901	(236)
Provision for uncollectible accounts	709	754	(45)
Equity in earnings of unconsolidated businesses, net of dividends received	(197)	102	(299)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(197)	(2,553)	2,356
Other, net	(3,154)	(2,846)	(308)

Net cash provided by operating activities	24,758	21,512	3,246

Cash Flows From Investing Activities
Capital expenditures (including capitalized software)	(11,315)	(12,546)	1,231
Acquisitions of investments and businesses, net of cash acquired	(838)	(1,678)	840
Acquisitions of wireless licenses, net	(3,816)	(176)	(3,640)
Net change in short-term investments	28	43	(15)
Other, net	516	945	(429)

Net cash used in investing activities	(15,425)	(13,412)	(2,013)

Cash Flows From Financing Activities
Proceeds from long-term borrowings	—	6,510	(6,510)
Repayments of long-term borrowings and capital lease obligations	(2,878)	(7,420)	4,542
Increase in short-term obligations, excluding current maturities	375	1,817	(1,442)
Dividends paid	(3,887)	(4,139)	252
Proceeds from sale of common stock	278	139	139
Special distribution to noncontrolling interest	(4,500)	—	(4,500)
Other, net	(2,369)	(1,351)	(1,018)

Net cash used in financing activities	(12,981)	(4,444)	(8,537)

Increase (decrease) in cash and cash equivalents	(3,648)	3,656	(7,304)
Cash and cash equivalents, beginning of period	13,362	6,668	6,694

Cash and cash equivalents, end of period	$9,714	$10,324	$(610)

Verizon Communications Inc.

Verizon Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/12	3 Mos. Ended 9/30/11	% Change	9 Mos. Ended 9/30/12	9 Mos. Ended 9/30/11	% Change

Operating Revenues
Retail service	$15,538	$14,405	7.9	$45,654	$42,098	8.4
Other service	616	628	(1.9)	1,686	1,953	(13.7)

Service	16,154	15,033	7.5	47,340	44,051	7.5

Equipment	1,858	1,800	3.2	5,464	5,242	4.2
Other	1,012	893	13.3	3,070	2,607	17.8

Total Operating Revenues	19,024	17,726	7.3	55,874	51,900	7.7

Operating Expenses
Cost of services and sales	5,690	5,670	0.4	17,158	17,379	(1.3)
Selling, general and administrative expense	5,250	4,867	7.9	15,773	14,412	9.4
Depreciation and amortization expense	2,037	2,040	(0.1)	5,966	5,917	0.8

Total Operating Expenses	12,977	12,577	3.2	38,897	37,708	3.2

Operating Income	$6,047	$5,149	17.4	$16,977	$14,192	19.6
Operating Income Margin	31.8%	29.0%		30.4%	27.3%

Segment EBITDA	$8,084	$7,189	12.4	$22,943	$20,109	14.1
Segment EBITDA Service Margin	50.0%	47.8%		48.5%	45.6%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company's chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Verizon Wireless – Selected Operating Statistics

Unaudited	9/30/12	9/30/11	% Change

Connections (’000)
Retail postpaid	90,354	86,175	4.8
Retail prepaid	5,545	4,533	22.3

Retail	95,899	90,708	5.7

Unaudited	3 Mos. Ended 9/30/12	3 Mos. Ended 9/30/11	% Change	9 Mos. Ended 9/30/12	9 Mos. Ended 9/30/11	% Change

Net Add Detail (’000) (1)
Retail postpaid	1,535	882	74.0	2,924	3,045	(4.0)
Retail prepaid	228	86	*	751	120	*

Retail	1,763	968	82.1	3,675	3,165	16.1

Account Statistics
Retail postpaid accounts (’000) (2)				34,796	34,444	1.0
Retail postpaid ARPA	$ 145.42	$ 136.57	6.5	$ 143.11	$ 133.44	7.2
Retail postpaid connections per account (2)				2.60	2.50	4.0

Churn Detail
Retail postpaid	0.91%	0.94%		0.90%	0.95%
Retail	1.18%	1.26%		1.18%	1.27%

Retail Postpaid Connection Statistics
Total Smartphone postpaid % of phones sold	78.8%	59.6%		74.8%	59.7%
Total Smartphone postpaid phone base (2)				53.2%	39.2%
Total Internet postpaid base (2)				8.8%	7.8%

Other Operating Statistics
Capital expenditures (in millions)	$ 2,133	$ 1,784	19.6	$ 6,066	$ 7,186	(15.6)

Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/12	3 Mos. Ended 9/30/11	% Change	9 Mos. Ended 9/30/12	9 Mos. Ended 9/30/11	% Change

Operating Revenues
Consumer retail	$ 3,555	$ 3,400	4.6	$ 10,474	$ 10,177	2.9
Small business	670	670	—	1,999	2,047	(2.3)

Mass Markets	4,225	4,070	3.8	12,473	12,224	2.0

Strategic services	2,010	1,926	4.4	5,962	5,591	6.6
Core	1,771	1,995	(11.2)	5,491	6,102	(10.0)

Global Enterprise	3,781	3,921	(3.6)	11,453	11,693	(2.1)

Global Wholesale	1,782	1,963	(9.2)	5,470	6,035	(9.4)
Other	126	195	(35.4)	394	591	(33.3)

Total Operating Revenues	9,914	10,149	(2.3)	29,790	30,543	(2.5)

Operating Expenses
Cost of services and sales	5,463	5,681	(3.8)	16,535	16,647	(0.7)
Selling, general and administrative expense	2,303	2,296	0.3	6,570	6,894	(4.7)
Depreciation and amortization expense	2,107	2,119	(0.6)	6,299	6,343	(0.7)

Total Operating Expenses	9,873	10,096	(2.2)	29,404	29,884	(1.6)

Operating Income	$ 41	$ 53	(22.6)	$ 386	$ 659	(41.4)
Operating Income Margin	0.4%	0.5%		1.3%	2.2%

Segment EBITDA	$ 2,148	$ 2,172	(1.1)	$ 6,685	$ 7,002	(4.5)
Segment EBITDA Margin	21.7%	21.4%		22.4%	22.9%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company's chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited	9/30/12	9/30/11	% Change

Connections (’000)
FiOS Video Subscribers	4,592	3,979	15.4
FiOS Internet Subscribers	5,280	4,616	14.4
FiOS Digital Voice residence connections	2,938	1,460	*

FiOS Digital connections	12,810	10,055	27.4

HSI	3,488	3,956	(11.8)
Total Broadband connections	8,768	8,572	2.3
Primary residence switched access connections	8,384	10,456	(19.8)
Primary residence connections	11,322	11,916	(5.0)

Total retail residence voice connections	12,005	12,809	(6.3)
Total voice connections	22,847	24,519	(6.8)

Unaudited	3 Mos. Ended 9/30/12	3 Mos. Ended 9/30/11	% Change	9 Mos. Ended 9/30/12	9 Mos. Ended 9/30/11	% Change

Net Add Detail (’000)
FiOS Video Subscribers	119	131	(9.2)	419	507	(17.4)
FiOS Internet Subscribers	136	138	(1.4)	463	534	(13.3)
FiOS Digital Voice residence connections	290	265	9.4	1,054	643	63.9

FiOS Digital connections	545	534	2.1	1,936	1,684	15.0

HSI	(144)	(118)	22.0	(365)	(354)	3.1
Total Broadband connections	(8)	20	*	98	180	(45.6)
Primary residence switched access connections	(459)	(490)	(6.3)	(1,522)	(1,301)	17.0
Primary residence connections	(169)	(225)	(24.9)	(468)	(658)	(28.9)

Total retail residence voice connections	(217)	(278)	(21.9)	(621)	(807)	(23.0)
Total voice connections	(431)	(478)	(9.8)	(1,290)	(1,482)	(13.0)

Revenue and ARPU Statistics
Consumer ARPU	$ 103.86	$ 94.20	10.3	$ 102.02	$ 92.34	10.5
FiOS revenues (in millions)	$ 2,489	$ 2,109	18.0	$ 7,157	$ 6,077	17.8
Strategic services as a % of total Enterprise revenues	53.2%	49.1%		52.1%	47.8%

Other Operating Statistics
Capital expenditures (in millions)	$ 1,484	$ 1,617	(8.2)	$ 4,617	$ 4,767	(3.1)

Wireline employees (’000)				87.4	92.8
FiOS Video Open for Sale (’000)				13,957	13,023
FiOS Video penetration				32.9%	30.6%
FiOS Internet Open for Sale (’000)				14,283	13,358
FiOS Internet penetration				37.0%	34.6%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Reconciliations – Verizon

Adjusted EBITDA	(dollars in millions)

Unaudited	3 Mos. Ended 3/31/11	3 Mos. Ended 6/30/11	3 Mos. Ended 9/30/11	3 Mos. Ended 12/31/11	3 Mos. Ended 3/31/12	3 Mos. Ended 6/30/12	3 Mos. Ended 9/30/12

Verizon Consolidated EBITDA
Consolidated net income (loss)	$ 3,264	$ 3,604	$ 3,542	$ (212)	$ 3,906	$ 4,285	$ 4,292
Add / (Subtract):
Provision (benefit) for income taxes	617	702	556	(1,590)	726	793	631
Interest expense	709	717	698	703	685	679	632
Other (income) and expense, net	(36)	(10)	(24)	84	(19)	(34)	(10)
Equity in earnings of unconsolidated business	(101)	(121)	(125)	(97)	(103)	(72)	(62)

Operating income (loss)	4,453	4,892	4,647	(1,112)	5,195	5,651	5,483
Add Depreciation and amortization expense	4,024	4,113	4,179	4,180	4,028	4,128	4,167

Consolidated EBITDA	$ 8,477	$ 9,005	$ 8,826	$ 3,068	$ 9,223	$ 9,779	$ 9,650

Other Items (Before Tax)
Severance, Pension, and Benefit Charges	—	—	329	5,625	—	—	—
Litigation Settlements	—	—	—	—	—	—	384

	—	—	329	5,625	—	—	384

Consolidated Adjusted EBITDA	$ 8,477	$ 9,005	$ 9,155	$ 8,693	$ 9,223	$ 9,779	$ 10,034

Net Debt to Adjusted EBITDA	(dollars in millions)

Unaudited	12/31/11	9/30/12

Verizon Net Debt
Debt maturing within one year	$ 4,849	$ 6,335
Long-term debt	50,303	46,467

Total Debt	55,152	52,802
Less Cash and cash equivalents	13,362	9,714

Net Debt	$ 41,790	$ 43,088

Net Debt to Adjusted EBITDA Ratio	1.2x	1.1x

Adjusted EPS

Unaudited	3 Mos. Ended 9/30/11	3 Mos. Ended 9/30/12

Earnings Per Common Share, Reported	$0.49	$0.56
Severance, Pension, and Benefit Charges	0.07	—
Litigation Settlements	—	0.08

Adjusted EPS	$0.56	$0.64

Free Cash Flow	(dollars in millions)

Unaudited	9 Mos. Ended 9/30/11	9 Mos. Ended 9/30/12

Net cash provided by operating activities	$ 21,512	$ 24,758
Less Capital expenditures	12,546	11,315

Free Cash Flow	$ 8,966	$ 13,443

Verizon Communications Inc.

Reconciliations – Segments

Verizon Wireless

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/11	3 Mos. Ended 9/30/12	9 Mos. Ended 9/30/11	9 Mos. Ended 9/30/12

Verizon Wireless Segment EBITDA
Operating income	$ 5,149	$ 6,047	$ 14,192	$ 16,977
Add Depreciation and amortization expense	2,040	2,037	5,917	5,966

Verizon Wireless Segment EBITDA	$ 7,189	$ 8,084	$ 20,109	$ 22,943

Verizon Wireless total operating revenues	$ 17,726	$ 19,024	$ 51,900	$ 55,874

Verizon Wireless service revenues	$ 15,033	$ 16,154	$ 44,051	$ 47,340

Verizon Wireless operating income margin	29.0%	31.8%	27.3%	30.4%

Verizon Wireless Segment EBITDA service margin	47.8%	50.0%	45.6%	48.5%

Wireline

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/11	3 Mos. Ended 9/30/12	9 Mos. Ended 9/30/11	9 Mos. Ended 9/30/12

Wireline Segment EBITDA
Operating income	$ 53	$ 41	$ 659	$ 386
Add Depreciation and amortization expense	2,119	2,107	6,343	6,299

Wireline Segment EBITDA	$ 2,172	$ 2,148	$ 7,002	$ 6,685

Total operating revenues	$ 10,149	$ 9,914	$ 30,543	$ 29,790

Wireline operating income margin	0.5%	0.4%	2.2%	1.3%

Wireline Segment EBITDA margin	21.4%	21.7%	22.9%	22.4%